UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2023

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-15259	98-0214719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Pitts Bay Road Pembroke HM 08 Bermuda		P.O. Box HM 1282 Hamilton HM FX Bermuda
(Address, Including Zip Code, of Principal Executive Offices)		(Mailing Address)

Registrant’s telephone number, including area code: (441) 296-5858

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARGO	New York Stock Exchange
6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, Par Value $1.00 Per Share	ARGOPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 16, 2023, Argo Group International Holdings, Ltd., a Bermuda exempted company limited by shares (the “Company”), completed its previously announced merger with BNRE Bermuda Merger Sub Ltd. (“Merger Sub”), a wholly owned subsidiary of Brookfield Reinsurance Ltd. (“Brookfield Reinsurance”). Pursuant to the Agreement and Plan of Merger, dated as of February 8, 2023, by and among the Company, Merger Sub and Brookfield Reinsurance (the “Merger Agreement”), and the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended (the “Companies Act”), by and among the Company, Merger Sub and Brookfield Reinsurance, dated as of November 16, 2023, Merger Sub merged with and into the Company in accordance with the Companies Act (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Brookfield Reinsurance (such entity, the “Surviving Company”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each common share, par value $1.00 per share, of the Company (each, a “Company Share”), issued and outstanding immediately prior to the Effective Time (other than any Company Share (i) granted under the Company’s 2014 Long-Term Incentive Plan or 2019 Omnibus Incentive Plan (each, a “Company Share Plan”) that is subject to (a) vesting restrictions (each, a “Company Restricted Share”), or (b) a share appreciation right (each, a “Company SAR”), or (ii) owned by the Company, Brookfield Reinsurance, Merger Sub or any other direct or indirect wholly owned subsidiary of the Company or Brookfield Reinsurance), was automatically canceled and converted into the right to receive an amount in cash equal to $30.00, without interest (the “Merger Consideration”).

At the Effective Time, each issued and outstanding depositary share, each representing a 1/1,000th interest in a 7.00% Resettable Fixed Rate Preference Share, Series A, par value $1.00 per share, of the Company (each, a “Series A Preferred Share”), remains issued and outstanding as a depositary share of the Surviving Company. Each issued and outstanding Series A Preferred Share remains issued and outstanding as a preferred share of the Surviving Company and is entitled to the same dividend and all other preferences and privileges, voting rights, relative, participating, optional and other special rights, and qualifications, limitations and restrictions set forth in the certificate of designations applicable to the Series A Preferred Shares, which certificate of designations remains at and following the Effective Time in full force and effect as an obligation of the Surviving Company in accordance with Section 109(2) of the Companies Act, as described further in the Merger Agreement.

At the Effective Time, each Company Restricted Share outstanding immediately prior to the Effective Time (i) (a) became fully vested, in the case of a time-based vesting Company Restricted Share, or (b) became vested at the assumed level of performance determined in accordance with the Merger Agreement and the applicable Company Share Plan, in the case of a performance-based vesting Company Restricted Share, and (ii) was canceled and converted into the right to receive an amount in cash equal to the sum of (x) the Merger Consideration and (y) the value of any dividends accrued in respect of such Company Restricted Share that remained unpaid as of immediately prior to the Effective Time.

At the Effective Time, each Company SAR award outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be fully vested and was canceled and converted into solely the right to receive a lump-sum amount in cash equal to the product of (i) the excess, if any of (a) the Merger Consideration, over (b) the per share exercise price of such Company SAR, multiplied by (ii) the total number of Company Shares subject to such Company SAR immediately prior to the Effective Time.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on February 8, 2023, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 3.01 by reference.

In connection with the consummation of the Merger, trading of the Company Shares on the New York Stock Exchange (the “NYSE”) was suspended prior to the opening of trading on November 16, 2023, and the Company Shares became eligible for delisting from the NYSE and termination of registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company has requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) a notification of removal from listing on Form 25 with respect to the Company Shares to report the delisting of the Company Shares from the NYSE and to deregister the Company Shares under Section 12(b) of the Exchange Act.

After the Form 25 becomes effective, the Company intends to file with the SEC a certificate of notice of termination on Form 15 with respect to the Company Shares, requesting that the Company Shares be deregistered under Section 12(g) of the Exchange Act, and that the reporting obligations of the Company with respect to the Company Shares under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 and 3.01 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

In connection with the completion of the Merger and at the Effective Time, holders of the Company Shares immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration) and accordingly, no longer have any interest in the Company’s future earnings or growth.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly owned subsidiary of Brookfield Reinsurance. The aggregate Merger Consideration payable by Brookfield Reinsurance in connection with the Merger is approximately $1.1 billion, funded by existing cash on hand and available liquidity.

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.02 by reference.

Director Changes and Arrangements

In accordance with the terms of the Merger Agreement, at the Effective Time, each of the six directors of the Company prior to consummation of the Merger (Bernard C. Bailey, Thomas A. Bradley, Dymphna A. Lehane, Samuel G. Liss, Carol A. McFate and Al-Noor Ramji) ceased to be directors of the Company. In accordance with the terms of the Merger Agreement, the directors of Merger Sub in office immediately prior to consummation of the Merger (Seamus M. MacLoughlin, Gregory N. McConnie and Gregory E. Morrison) became the directors of the Company at the Effective Time and will be the directors of the Company until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

There are no arrangements or understandings between any of Seamus M. MacLoughlin, Gregory N. McConnie or Gregory E. Morrison and any other persons pursuant to which Seamus M. MacLoughlin, Gregory N. McConnie or Gregory E. Morrison, as applicable, was selected as a director of the Company. None of Seamus M. MacLoughlin, Gregory N. McConnie or Gregory E. Morrison has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Officer Changes and Arrangements

In connection with the completion of the Merger and effective as of immediately following the Effective Time, Thomas A. Bradley retired from his position as Chief Executive Officer of the Company, and ceased to be an officer and employee of the Company. As previously reported by the Company in its Annual Report on Form 10-K filed with the SEC on March 6, 2023, the Company entered into a letter agreement with Mr. Bradley, dated March 3, 2023, pursuant to which Mr. Bradley is entitled to receive a one-time cash bonus in the amount of $1,200,000 in recognition of his continued services with the Company through the consummation of the Merger. Mr. Bradley is not entitled to any severance benefits or other compensation following his retirement as an officer and employee of the Company.

Jessica Snyder has been appointed to serve as Chief Executive Officer of the Company effective as of November 16, 2023 (the “Commencement Date”). Ms. Snyder, 52, previously served as the Company’s President, U.S. Insurance since August 2022. She joined the Company from GuideOne Insurance where she served as its President and Chief Executive Officer from 2017 through 2022. Prior to GuideOne, Ms. Snyder served as Senior Vice President of commercial and specialty lines at State Auto Insurance from 2015 to 2017. She also served as Senior Vice President, Chief Operating Officer and Chief Financial Officer at Rockhill Insurance Group, a member of the State AutoGroup from 2005-2009. She also was the Chief Financial Officer at Citizens Property Insurance from 1998 to 2005. Ms. Snyder also serves on the Board of Directors of Open Lending Corporation, a NASDAQ company, since August 2020, where she serves as Chair, Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Ms. Snyder received a Bachelor of Science in accounting from the University of Wisconsin and a Master of Business Administration degree in finance from the University of Florida. Ms. Snyder does not have any family relationships with any of the Company’s directors or executive officers.

In connection with Ms. Snyder’s new role, the Company has entered into an offer letter with Ms. Snyder, dated as of November 16, 2023 (the “CEO Offer Letter”). Under the CEO Offer Letter, Ms. Snyder is entitled to receive an annual base salary of $700,000 and a target annual bonus opportunity of 100% of her base salary. In addition, the CEO Offer Letter provides that, as soon as practicable after the Commencement Date, the Company will recommend to the Board of Directors of the Company (the “Board”) that Ms. Snyder receive a one-time long-term incentive award with a target grant date value of $7,500,000 under a new long-term incentive compensation plan of the Company expected to be adopted by the Board following the Commencement Date. Ms. Snyder will continue to be eligible for severance benefits under the ESP (as defined below) through December 31, 2024, and, subject to her relocation to New York, New York within six (6) months after the Commencement Date, will be eligible for relocation benefits under the applicable Company policies (subject to repayment if Ms. Snyder resigns from her employment with the Company for any reason within twenty-four (24) months after the Commencement Date).

The Company has also entered into a Retention Award Agreement with Ms. Snyder, dated as of November 16, 2023 (the “Retention Award Agreement”), pursuant to which she was also granted a one-time, special cash retention bonus in the amount of $700,000 (the “Retention Bonus”) as of the Commencement Date. The Retention Bonus will vest in three equal annual installments on each of March 15, 2024, March 15, 2025 and March 15, 2026, subject to Ms. Snyder’s continued employment through each applicable vesting date. If Ms. Snyder’s employment is terminated without Cause or if Ms. Snyder resigns for Good Reason (each as defined in the Executive Severance Plan of the Company (the “ESP”)), in each case, prior to November 16, 2025, then any then-unvested portion of the Retention Bonus will vest. The Retention Bonus replaces in its entirety, and Ms. Snyder has forfeited her rights with respect to, the cash-based annual long-term incentive award having a value of $700,000 granted to Ms. Snyder under the Company’s 2019 Omnibus Incentive Plan on March 15, 2023.

There are no arrangements or understandings between Ms. Snyder and any other persons pursuant to which Ms. Snyder was selected as an officer of the Company and Ms. Snyder does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, in connection with the completion of the Merger, Susan B. Comparato resigned from her position as Chief Administrative Officer of the Company, and ceased to be an officer and employee of the Company, in each case, as of the Effective Time. Effective as of November 17, 2023, Ms. Comparato will commence employment with Brookfield Reinsurance as Managing Director, Portfolio Management. In connection with Ms. Comparato’s resignation, the Company entered into a letter agreement with Ms. Comparato, dated as of November 16, 2023 (the “Resignation Letter”), pursuant to which Ms. Comparato is entitled to receive a pro-rated 2023 annual bonus in the amount of $257,753, subject to a general release of claims (the “Discretionary Bonus”). The Discretionary Bonus will be paid no later than the second payroll date following Ms. Comparato’s delivery of the general release of claims, subject to any applicable taxes. The Resignation Letter also contains an acknowledgement by Ms. Comparato that neither the termination of her employment with the Company nor commencement of employment with Brookfield Reinsurance will entitle Ms. Comparato to any severance benefits under the ESP.

Scott Kirk, the Chief Financial Officer of the Company, also announced his intention to resign from his position with the Company effective as of December 1, 2023 (the “Transition Date”). From the Effective Time through the Transition Date, Mr. Kirk will continue to serve in his current position as Chief Financial Officer and Principal Accounting Officer of the Company, subject to the terms and conditions of his employment with the Company as in effect as of the Effective Time. Effective as of the Transition Date, Mr. Kirk will step down from his position as Chief Financial Officer and Principal Accounting Officer of the Company and will continue with the Company in an advisory role through February 29, 2024, or such earlier date following the Transition Date as elected by Mr. Kirk or the Company upon thirty days’ advance written notice to the other party (the “Separation Date”).

On the Transition Date, Mr. Kirk’s responsibilities as Chief Financial Officer and Principal Accounting Officer will be assumed by Christopher Donahue, who has been appointed to serve as Senior Vice President, Finance of the Company effective as of November 16, 2023. Mr. Donahue, 36, first joined Brookfield Reinsurance as a Vice President in September 2021 and held the position of Senior Vice President since February 2023. Prior to joining Brookfield Reinsurance, Mr. Donahue was Vice President in the Financial Institutions Group of Lazard, from April 2018 to September 2021, and an Investment Banking Associate in the Financial Institutions Group of Morgan Stanley, from August 2015 to March 2018. In connection with Mr. Donahue’s new role, the Company has entered into an offer letter with Mr. Donahue, dated as of November 16, 2023 (the “CFO Offer Letter”), pursuant to which Mr. Donahue is entitled to receive an annual base salary of $425,000 and a target annual bonus opportunity of 70% of his base salary. There are no arrangements or understandings between Mr. Donahue and any other persons pursuant to which Mr. Donahue was selected as an officer of the Company. Mr. Donahue does not have any family relationships with any of the Company’s directors or executive officers. Mr. Donahue does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Kirk’s transition, the Company entered into a letter agreement with Mr. Kirk, dated as of November 16, 2023 (the “Transition Letter”). Under the Transition Letter, from the Transition Date through the Separation Date (the “Transition Period”), Mr. Kirk will provide transition-related services to the Company on a part-time basis, and will be paid (i) a base salary at an annual rate of $350,000 and (ii) an annual bonus for the 2023 calendar year based on his target bonus in effect as of the date of the Transition Letter. Effective as of the Separation Date, Mr. Kirk will cease to be an employee of the Company, and will be eligible to receive severance benefits under the ESP for a Qualifying Termination following a Change in Control (as defined in the ESP), with Mr. Kirk’s Severance Amount (as defined in the ESP) determined based on Mr. Kirk’s annual base salary and target bonus in effect as of the date of the Transition Letter. If Mr. Kirk’s qualifying employment termination occurs in calendar year 2023, Mr. Kirk will receive a CIC Pro-Rata Bonus (as defined in the ESP), and if Mr. Kirk’s qualifying employment termination occurs in calendar year 2024, Mr. Kirk will not receive a CIC Pro Rata Bonus, and his annual bonus for the 2023 calendar year will equal Mr. Kirk’s target bonus (or if greater, the amount of the 2023 annual bonus based on actual achievement of applicable performance goals). Mr. Kirk’s receipt of the foregoing severance benefits is subject to the terms of the ESP, including a general release of claims upon the Separation Date, and continued compliance with certain restrictive covenants following his separation from the Company (including confidentiality, non-disparagement, non-competition and non-solicitation covenants).

Further, in connection with the completion of the Merger, Allison D. Kiene, General Counsel and Secretary of the Company, announced her intention to resign from her position with the Company effective as of December 1, 2023 (the “Resignation Date”). From the Effective Time through the Resignation Date, Ms. Kiene will continue to serve in her current position as General Counsel and Secretary of the Company, subject to the terms and conditions of her employment with the Company as in effect as of the Effective Time. Effective as of the Resignation Date, Ms. Kiene will cease to be an officer and employee of the Company, and will be eligible to receive severance benefits under the ESP for a Qualifying Termination following a Change in Control (as defined in the ESP), subject to the terms of the ESP, including a general release of claims upon the Resignation Date, and continued compliance with certain restrictive covenants following Ms. Kiene’s separation from the Company (including confidentiality, non-disparagement, non-competition and non-solicitation covenants).

The foregoing descriptions of the CEO Offer Letter, Retention Award Agreement, Resignation Letter, CFO Offer Letter and Transition Letter do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the CEO Offer Letter, Retention Award Agreement, Resignation Letter, CFO Offer Letter and Transition Letter, respectively, a copy of each of which is attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto and incorporated by reference herein. The ESP was previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2022.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the memorandum of association and bye-laws of Merger Sub immediately prior to the Effective Time became the memorandum of association and bye-laws, respectively, of the Surviving Company and will remain the memorandum of association (the “Altered Memorandum of Association”) and bye-laws (the “Amended and Restated Bye-laws”), respectively, of the Surviving Company, except that the name of the Surviving Company shall remain as Argo Group International Holdings, Ltd., until changed or amended as provided therein or pursuant to applicable law.

Copies of the Altered Memorandum of Association and the Amended and Restated Bye-laws of the Surviving Company are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Press Release

On November 16, 2023, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Redomestication

After the Effective Time, the Surviving Company intends to discontinue its existence as a Bermuda exempted company limited by shares as provided under Section 132G of the Companies Act and, pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”), continue its existence under the DGCL as a corporation incorporated in the State of Delaware (the “Redomestication”). Effective at the time of the Redomestication, the Surviving Company intends to (i) file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware and (ii) adopt new bylaws of the Surviving Company to govern its existence as a Delaware corporation.

No shareholder action is required in connection with the Redomestication. Following the Redomestication, the CUSIP for the Series A Preferred Stock will change to 040128 407 and the CUSIP for the 6.500% Senior Notes due 2042 issued by Argo Group U.S., Inc. and the Guarantee with respect thereto will change to 040130 AA4.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 8, 2023, by and among Argo Group International Holdings, Ltd., Brookfield Reinsurance Ltd. and BNRE Bermuda Merger Sub Ltd. (incorporated herein by reference to Exhibit 2.1 to Argo Group International Holdings, Ltd.’s Current Report on Form 8-K filed with the SEC on February 8, 2023).
3.1	Altered Memorandum of Association of Argo Group International Holdings, Ltd.
3.2	Amended and Restated Bye-laws of Argo Group International Holdings, Ltd.
10.1	Offer Letter, by and between Argo Group International Holdings, Ltd. and Jessica Snyder, dated November 16, 2023.
10.2	Retention Award Agreement, by and between Argo Group International Holdings, Ltd. and Jessica Snyder, dated November 16, 2023.
10.3	Resignation Letter, by and between Argo Group International Holdings, Ltd. and Susan Comparato, dated November 16, 2023.
10.4	Offer Letter, by and between Argo Group International Holdings, Ltd. and Christopher Donahue, dated November 16, 2023.
10.5	Letter Agreement, by and between Argo Group International Holdings, Ltd. and Scott Kirk, dated November 16, 2023.
99.1	Press Release issued by Argo Group International Holdings, Ltd., dated November 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2023

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

By:	/s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer